UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue Suite 1250 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 979-6100

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	“CBRE”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, the Company’s board of directors (the “Board”) increased President and Chief Executive Officer (“CEO”) Robert Sulentic’s total target annual compensation to $16,250,000 (comprised of his annual base salary, annual target performance award and annual target equity award).

The Board believes that the increase in Mr. Sulentic’s total target compensation is warranted in light of the Company’s performance over the past several years, and that the structure of his compensation package aligns with long-term shareholder value creation. The Company has had an outstanding track record since Mr. Sulentic became CEO in December 2012, as reflected in strong revenue and earnings growth and share-price appreciation. During Mr. Sulentic’s tenure, the Company has also made significant Environmental, Social and Governance progress, as evidenced by its inclusion in the Dow Jones Sustainability World Index and the Bloomberg Gender-Equality Index, among others.

For 2021, Mr. Sulentic requested, and the Board agreed, that Mr. Sulentic would forego $3.7 million of his total target annual compensation opportunity in light of the ongoing business challenges related to Covid-19. Mr. Sulentic’s full total target annual compensation is expected to be restored in 2022.

Mr. Sulentic agreed to extend his existing Restrictive Covenant Agreement with the Company (currently scheduled to expire on December 1, 2023) through December 31, 2025. Mr. Sulentic’s Restrictive Covenant Agreement provides for one-year post-termination non-competition and non-solicitation covenants in the event of a resignation without good reason or a termination for cause prior to its expiration date.

The components of Mr. Sulentic’s 2020, 2021 and expected 2022 total target compensation are as follows:

Year	Base Salary	Performance Award Target	Equity Award Target*	Total
2020	$1,000,000	200% of Base Salary	$10,650,000	$13,650,000
2021	$920,000	200% of Base Salary	$9,790,000	$12,550,000
2022	$1,150,000	200% of Base Salary	$12,800,000	$16,250,000

*	The annual equity award target is comprised of one-third time-based Restricted Stock Units and two-thirds performance-based stock units.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2021	CBRE GROUP, INC.

	By:	/s/ LEAH C. STEARNS
Leah C. Stearns
Chief Financial Officer